Exhibit 99

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT APPOINTS SCOTT BLOUIN CHIEF FINANCIAL OFFICER

                 RED BANK, N.J., August 12, 2004 – Conexant Systems, Inc. (NASDAQ: CNXT), a worldwide leader in semiconductor solutions for broadband communications, enterprise networks and the digital home, today announced that J. Scott Blouin has been promoted to the position of senior vice president and chief financial officer, reporting to Armando Geday, Conexant’s chief executive officer. Blouin, 54, most recently senior vice president and chief accounting officer at Conexant, replaces Robert McMullan, who has resigned his position as senior vice president and chief financial officer for personal reasons.

                 “Bob made significant contributions throughout his tenure as chief financial officer of GlobespanVirata, and during the integration process that resulted from the merger of Conexant and GlobespanVirata,” said Armando Geday. “I am pleased to have had the opportunity to work closely with him over the past six years and wish him continued success moving forward.

                 “Scott served successfully as Conexant’s chief financial officer prior to the GlobespanVirata merger and has nearly four years of experience with the products, markets and business operations of Conexant,” Geday said. “I have complete confidence in his skill, dedication, and leadership ability, and I know Scott will achieve outstanding results in his new position.”

                 Blouin, who has more than 26 years of financial management experience within the semiconductor industry, became chief financial officer of Conexant after the spin-off of Mindspeed Technologies, Inc. in June 2003. Prior to joining Conexant in 2001, he spent five years with Burr-Brown Corporation, first as corporate controller and most recently as chief financial officer. Blouin spent 17 years with Analog Devices, Inc., where he held a number of senior financial positions including director of finance for the company’s worldwide manufacturing organization. He received his master’s degree in business administration from Wake Forest University and holds a bachelor’s degree in business administration from the University of New Hampshire.

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Conexant Appoints Scott Blouin Chief Financial Officer	2

About Conexant

                 Conexant’s innovative semiconductor solutions are driving broadband communications, enterprise networks and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

                 Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11a/b/g-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlugSM and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

                 Conexant is a fabless semiconductor company with annual run-rate revenues of approximately $1.0 billion. The company has approximately 2,400 employees worldwide, and is headquartered in Red Bank, N.J. To learn more, please visit us at www.conexant.com.

Safe Harbor Statement

                 This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation; and the risk that the businesses of Conexant and GlobespanVirata will not be integrated successfully, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.